April 21, 2006

Bob Ferris, president

VirTra Systems, Inc.

5631 South 24th Street

Phoenix, Arizona 85040

Mr. Andrew Wells

CapNet Partners, LLP

2500 City West Boulevard, suite 700

Houston, Texas 77042

re:

resignation

Gentlemen:

As we discussed, I strongly disagree with the strategic decision adopted today by the board.  I believe it fails to take advantage of our company’s opportunities, and is not the course most likely to maximize value to our shareholders.

In light of this decision, I do not believe that I can lead the company in the direction the board has chosen.  I am therefore resigning as chief executive officer and from the board of directors, effective immediately.

It has been my great privilege to work with you and the fine employees of our company since our merger five years ago.  Despite the current military procurement situation, I believe we have successfully addressed the vast number of issues presented to us over the years.

Although no longer part of the management team, as the company’s current largest shareholder, I will continue to work with you in your efforts to maximize the value for our shareholders.

Very truly yours,

L. Kelly Jones

LKJ/lb

ltrBF&AW